Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of

BioReliance Corporation

(Not to be used for signature guarantees)

The offer and withdrawal rights will expire at 11:59 p.m., New York City time, on Thursday, February 5, 2004, unless the offer is extended.

     As set forth in “THE TENDER OFFER—Section 2—Procedures for Tendering Shares” of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, $0.01 par value per share, of BioReliance Corporation, a Delaware corporation (“BioReliance”) (the “Shares”), are not immediately available, (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See “THE TENDER OFFER—Section 2—Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Facsimile Transmission:
(For Eligible Institutions Only)
(718) 234-5001
Confirm Facsimile
Transmission by Telephone:
(800) 937-5449

By Mail:	By Overnight Courier:	By Hand:
American Stock Transfer & Trust Company 59 Maiden Lane Plaza Entrance New York, New York 10038	American Stock Transfer & Trust Company 59 Maiden Lane Plaza Entrance New York, New York 10038	American Stock Transfer & Trust Company 59 Maiden Lane Plaza Entrance New York, New York 10038

     Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above, does not constitute a valid delivery to the Depositary.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

     The undersigned hereby tenders to Baseball Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Invitrogen Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated January 8, 2004 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in “THE TENDER OFFER—Section 2—Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares Certificate Nos. (if available)

Please Print

Address(es)

Zip Code	☐ (Check box if Shares will be tendered by book-entry transfer)

GUARANTEE
(Not to be used for signature guarantee)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq trading days after the date hereof. A “Nasdaq trading day” is a day on which the National Association of Securities Dealers Automated Quotation System is open for business.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm
Address

Zip Code

Area Code and Tel. No

Authorized Signature

Name	Please Type or Print

Title

Dated

Note: Do not send certificates for Shares with this notice. Certificates for Shares should be sent with your Letter of Transmittal.

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